                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                  May 11, 2000
                ------------------------------------------------
                Date of Report (Date of Earliest Event Reported)



                                EQUITY INNS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



         Tennessee                    01-12073                    62-1550848
----------------------------     ---------------------       -------------------
(State or Other Jurisdiction     (Commission File No.)        (I.R.S. Employer
      of Incorporation)                                      Identification No.)


                            7700 Wolf River Boulevard
                           Germantown, Tennessee 38138
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (901) 754-7774
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)




                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

The 2000 annual meeting of shareholders (the "Annual Meeting") of Equity Inns, Inc. (the "Company") was held on May 11, 2000. At the Annual Meeting, the Company's shareholders of record on March 15, 2000 were asked to take action to elect one Class II director (Harry S. Hays) and two Class III directors (Joseph
W. McLeary and Donald H. Dempsey), to serve on the Board of Directors until the Company's annual meeting of shareholders in 2002 (Class II) and 2003 (Class III) or until their successors have been duly elected and qualified (the "Proposal"). Each of the nominees for Class II and III directors were nominated by the Board of Directors on March 9, 2000.

A  total  of  34,972,208  shares,  or  approximately   95.4%  of  the  Company's
outstanding shares of Common Stock entitled to vote at the Annual Meeting, was present in person or by proxy at the Annual Meeting.

With respect to the Proposal, a plurality of the votes cast in favor of each nominee was required for the election of each nominee as director. Each of Messrs. Hays, McLeary and Dempsey received the required plurality of the votes, and each was elected as a director.

The breakdown of the votes cast by the shareholders was as follows:

                                                Withheld/              Broker
                                       For       Against    Abstain   Non-Votes     Total
                                   ----------   ---------   -------   ---------   ----------
(i)   Mr. Hays (Class II)          34,404,374     567,834         -           -   34,972,208

(ii)  Mr. McLeary (Class III)      34,396,668     575,540         -           -   34,972,208

(iii) Mr. Dempsey (Class III)      32,720,545   2,251,663         -           -   34,972,208


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           EQUITY INNS, INC.



May 12, 2000                               /s/Donald H. Dempsey
------------                               -------------------------------------

                                           Donald H. Dempsey
                                           Executive Vice President, Secretary
                                           Treasurer and Chief Financial Officer